EXHIBIT 99.2

                             [FiberCore, Inc. LOGO]

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

             FiberCore Introduces and Ships New Product Utilizing
                            its Patented POVD Process

CHARLTON, MA - June 11, 2003 -- FiberCore, Inc. (Nasdaq: FBCEE), a leading manufacturer and global supplier of optical fiber and preform for the telecommunication and data communications markets, today announced that FiberCore Glas GmbH, a wholly owned subsidiary of FiberCore Jena AG, began delivery of its first specialty glass order that uses the Company's patented POVD technology.

Charles De Luca, Managing Director of FiberCore Jena AG, commented, "This order represents a very important step in the further development of our POVD technology. The placement of the order, which followed the customer's approval of samples, validated the process and the technology. While the size of the order was not material, we expect additional orders from this customer and others for the same as well as alternate applications. Importantly, the POVD process affords us the opportunity to diversify our customer base and the markets we serve to areas outside of fiber optics."

Specialty doped glass products are used in various sizable market sectors including semiconductors, lens designs, laser power delivery systems, and scientific and medical applications.

Dr. Aslami, President, and CEO of FiberCore, Inc. added, "Our technical staff should be highly praised for the tremendous level of effort that was put forth in moving POVD from the development phase to where it is today. As we have previously stated, the implementation of the new POVD process technology into our normal fiber production process has been slower than expected for financial reasons; however, once the process is fully implemented, it will contribute significantly to our cost reduction plan. In addition, recent industry announcements with respect to the use of optical fiber in the deployment of FTTP (fiber-to-the- premise) should once again increase demand for various types of fibers that could be manufactured using POVD process technology."

FiberCore, Inc. develops, manufactures, and markets single-mode and multimode optical fiber preforms and optical fiber for the telecommunications and data communications markets. In addition to its standard multimode and single-mode fiber, FiberCore also offers various grades of

                                    --MORE--

FiberCore, Inc. Fiber Optics for the Next Generation
--------------------------------------------------------------------------------
253 Worcester Rd  o P.O. Box 180  o Charlton, MA 01507  o Tel: (508) 248- 3900
                              o Fax: (508) 248-5588

FiberCore, Inc.
Page 2

fiber for use in laser-based systems up to 10 gigabits/sec, to help guarantee high bandwidths and to suit the needs of Feeder Loop (also known as Metropolitan Area Network), Fiber-to-the Curb, Fiber-to-the Home and Fiber-to-the Desk applications. Manufacturing facilities are presently located in Jena, Germany and Campinas, Brazil.

For more information about the company, its products, or shareholder information please visit our Website at: www.FiberCoreUSA.com or contact us at: Phone - 508-248-3900 or by FAX - 508-248-5588 or E-Mail: sales@FiberCoreUSA.com; investor_relations@FiberCoreUSA.com

Except for the historical matters discussed above, the statements in this press release are forward looking and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. They are based on the Company's current expectations and are subject to a number of risks and uncertainties. Actual results may differ materially from those projected as a result of certain general economic and business conditions; loss of market share through competition; introduction of competing products by other companies; changes in industry capacity; pressure on prices from competition or from purchasers of the Company's products; availability of qualified personnel; the delivery of an ability to commission new equipment as scheduled; ability to obtain required financing; dependence on a limited number of raw material suppliers; the loss or reduced creditworthiness of any significant customers; and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contacts:
At the Company:                           At FRB|Weber Shandwick:
---------------                           -----------------------
Dr. Mohd A. Aslami, President/CEO         Alison Ziegler - General Info.
John Ronnquist, Interim CFO               212/445-8432
508/248-3900

                                     ###

FiberCore, Inc. Fiber Optics for the Next Generation
--------------------------------------------------------------------------------
253 Worcester Rd  o P.O. Box 180  o Charlton, MA 01507  o Tel: (508) 248- 3900
                              o Fax: (508) 248-5588